NEWS RELEASE

ASTEC REPORTS THIRD QUARTER 2025 RESULTS

Third Quarter 2025 Overview (all comparisons are made to the corresponding prior year third quarter unless otherwise specified):

•Net sales of $350.1 million
•Net loss of $4.2 million; Adjusted net income of $10.8 million
•EBITDA of $13.8 million; Adjusted EBITDA of $27.1 million
•Diluted EPS of $(0.18); Adjusted EPS of $0.47

CHATTANOOGA, Tenn. (November 5, 2025) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the third quarter ended September 30, 2025.

"We were pleased to post another strong quarter evidencing our focus on delivering consistent profitability and growth," said Jaco van der Merwe, Chief Executive Officer. "Our operational advancements are gaining momentum, with manufacturing and procurement activities producing greater efficiencies and higher net sales. On July 1, 2025, we completed the acquisition of TerraSource Holdings, LLC ("TerraSource"), and results now reflect contributions from TerraSource. I am pleased with the collaboration between the Astec and TerraSource teams and our organization as a whole. Based on our performance to date, we are updating the lower end of our full year adjusted EBITDA guidance range from $123 million to $132 million while keeping the top end of the range unchanged at $142 million."

Brian Harris, Chief Financial Officer, commented, "While net loss improved slightly from the prior year quarter, it was primarily impacted by the acquisition transaction costs and amortization of acquired intangible assets of $8.3 million and $6.2 million, respectively. We posted a 55.7% increase in adjusted EBITDA which grew to $27.1 million in the third quarter, compared to $17.4 million of adjusted EBITDA in the third quarter last year."

	GAAP				Adjusted
(in millions, except per share and percentage data)	3Q 2025	3Q 2024	Change		3Q 2025	3Q 2024	Change
Net sales	$350.1	$291.4	20.1%
Infrastructure Solutions	193.2	165.0	17.1%
Material Solutions	156.9	126.4	24.1%
Backlog	449.5	475.8	(5.5)%
Infrastructure Solutions	259.5	351.1	(26.1)%
Material Solutions	190.0	124.7	52.4%
Income (loss) from operations	1.1	(7.2)	115.3%		20.6	11.0	87.3%
Operating margin	0.3%	(2.5)%	280	bps	5.9%	3.8%	210	bps
Effective tax rate	17.6%	27.1%	(950)	bps	43.9%	18.6%	2,530	bps
Net (loss) income attributable to controlling interest	(4.2)	(6.2)	32.3%		10.8	8.1	33.3%
Diluted EPS	(0.18)	(0.27)	33.3%		0.47	0.36	30.6%
EBITDA (a non-GAAP measure)	13.8	0.6	2200.0%		27.1	17.4	55.7%
EBITDA margin (a non-GAAP measure)	3.9%	0.2%	370	bps	7.7%	6.0%	170	bps

Segments Results

Our two reportable segments are comprised of sites based upon the nature of the products or services produced, the type of customer for the products, the similarity of economic characteristics, the manner in which management reviews results and the nature of the production process, among other considerations.

Infrastructure Solutions - Design, engineer, manufacture and market a complete line of asphalt plants, concrete plants and their related components and ancillary equipment, including industrial automation controls and telematics platforms, as well as
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supply asphalt road construction equipment, industrial thermal systems, land clearing, recycling and other heavy equipment, along with aftermarket parts.
•Net sales of $193.2 million increased 17.1% primarily due to strong demand for asphalt plants and concrete plants, partially offset by a challenging environment for mobile paving and forestry equipment. Parts sales increased 14.8%.
•Segment Operating Adjusted EBITDA of $23.9 million increased 53.2% and Segment Operating Adjusted EBITDA margin of 12.4% increased 290 basis points.

Materials Solutions - Design and manufacture heavy and soft rock processing equipment, in addition to servicing and supplying parts for the aggregate, civil construction, energy, mining, hydro-electric, recycling, ports and bulk material handling markets.
•Net sales of $156.9 million increased by 24.1% primarily due to the addition of TerraSource. We were encouraged by the continued stability of Implied Orders. We have seen initial signs of dealer inventory replenishment as rental utilization remains strong.
•Segment Operating Adjusted EBITDA of $15.4 million increased 6.2% and Segment Operating Adjusted EBITDA margin of 9.8% decreased 170 basis points primarily due to enhanced profitability in the third quarter of 2024 from the release of a 2023 litigation reserve of approximately $1.9 million.

Liquidity and Cash Flow
•Our total liquidity was $312.1 million, consisting of $67.3 million of cash and cash equivalents available for operating purposes and $244.8 million available for additional borrowings under our revolving credit facility.
•Operating Cash Flow in the quarter was a negative $8.1 million and Free Cash Flow in the quarter was a negative $12.3 million.

Third Quarter Capital Allocation
•Purchase of TerraSource for $252.4 million.
•Capital expenditures of $4.2 million.
•Dividend payment of $0.13 per share.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, November 5, 2025, at 8:30 A.M. Eastern Time, to review its third quarter financial results.

To access the call, dial (888) 440-4118 on Wednesday, November 5, 2025 at least 10 minutes prior to the scheduled time for the call. International callers should dial +1 (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/985225342

You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed until November 19, 2025 by dialing (800) 770-2030, or (609) 800-9909 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate, anticipated benefits from the TerraSource acquisition, the United States and global economies and guidance for fiscal 2025. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks,
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uncertainties and other factors discussed and described in our most recent Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, including those risks described in Part II, Item 1A in our most recent Quarterly Report on Form 10-Q, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provide useful information to investors. These non-GAAP measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the tables.

When we provide guidance for adjusted EBITDA we do not provide a reconciliation of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjusted items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our Company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
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Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$350.1	$291.4	$1,009.8	$946.1
Cost of sales	265.9	224.6	744.9	721.1
Gross profit	84.2	66.8	264.9	225.0

Operating expenses:
Selling, general and administrative expenses	83.3	65.6	222.2	208.1
Goodwill impairment	—	—	—	20.2
Restructuring and other asset (gains) losses, net	(0.2)	8.4	(0.3)	8.3
Total operating expenses	83.1	74.0	221.9	236.6
Income (loss) from operations	1.1	(7.2)	43.0	(11.6)

Other expenses, net:
Interest expense	(7.3)	(2.6)	(11.4)	(8.4)
Other income, net	1.1	1.3	5.6	2.5
(Loss) income before income taxes	(5.1)	(8.5)	37.2	(17.5)
Income tax (benefit) provision	(0.9)	(2.3)	10.3	(0.6)
Net (loss) income	(4.2)	(6.2)	26.9	(16.9)
Net (income) loss attributable to noncontrolling interest	—	—	(0.1)	0.1
Net (loss) income attributable to controlling interest	$(4.2)	$(6.2)	$26.8	$(16.8)

Earnings per common share
Basic	$(0.18)	$(0.27)	$1.17	$(0.74)
Diluted	(0.18)	(0.27)	1.16	(0.74)

Weighted average shares outstanding
Basic	22,890	22,816	22,867	22,792
Diluted	22,890	22,816	23,063	22,792

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Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA
(In millions, except percentage data; unaudited)

Reportable segment net sales exclude intersegment sales.

	Three Months Ended September 30,
	2025	2024	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$193.2	$165.0	$28.2		17.1%
Materials Solutions	156.9	126.4	30.5		24.1%
Net sales	$350.1	$291.4	$58.7		20.1%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$23.9	$15.6	$8.3		53.2%
Materials Solutions	15.4	14.5	0.9		6.2%
Segment Operating Adjusted EBITDA - Reportable Segments	39.3	30.1
Reconciliation of Segment Operating Adjusted EBITDA to "(Loss) income before income taxes"
Corporate and Other	(12.2)	(12.7)
Transformation program	(5.2)	(8.4)
Restructuring and other related charges	0.2	(8.4)
Transaction costs	(8.3)	—
Interest expense, net	(6.6)	(2.1)
Depreciation and amortization	(12.3)	(7.0)
(Loss) income before income taxes	$(5.1)	$(8.5)

Segment Operating Adjusted EBITDA Margin	2025	2024	Change
Infrastructure Solutions	12.4%	9.5%	290	bps
Materials Solutions	9.8%	11.5%	(170)	bps

(Continued)

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Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA (Continued)
(In millions, except percentage data; unaudited)

	Nine Months Ended September 30,
	2025	2024	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$633.8	$588.6	$45.2		7.7%
Materials Solutions	376.0	357.5	18.5		5.2%
Net sales	$1,009.8	$946.1	$63.7		6.7%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$99.0	$68.4	$30.6		44.7%
Materials Solutions	34.8	30.0	4.8		16.0%
Segment Operating Adjusted EBITDA - Reportable Segments	133.8	98.4
Reconciliation of Segment Operating Adjusted EBITDA to "(Loss) income before income taxes"
Corporate and Other	(37.8)	(34.5)
Transformation program	(15.5)	(25.8)
Restructuring and other related charges	0.2	(9.4)
Goodwill impairment	—	(20.2)
Gain on sale of property and equipment, net	0.1	1.1
Transaction costs	(10.5)	—
Interest expense, net	(8.5)	(6.9)
Depreciation and amortization	(24.7)	(20.1)
Net income (loss) attributable to noncontrolling interest	0.1	(0.1)
(Loss) income before income taxes	$37.2	$(17.5)

Segment Operating Adjusted EBITDA Margin	2025	2024	Change
Infrastructure Solutions	15.6%	11.6%	400	bps
Materials Solutions	9.3%	8.4%	90	bps
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Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash, cash equivalents and restricted cash	$69.3	$90.8
Investments	2.5	3.0
Trade receivables, contract assets and other receivables, net	193.1	167.2
Inventories, net	500.8	422.7
Other current assets, net	55.5	39.1
Total current assets	821.2	722.8
Property, plant and equipment, net	198.9	181.9
Other long-term assets	328.9	138.9
Total assets	$1,349.0	$1,043.6

Liabilities
Current liabilities:
Accounts payable	$94.4	$79.2
Customer deposits	76.1	77.3
Other current liabilities	147.8	115.2
Total current liabilities	318.3	271.7
Long-term debt	323.6	105.0
Other long-term liabilities	38.1	29.3
Total equity	669.0	637.6
Total liabilities and equity	$1,349.0	$1,043.6

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Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$26.9	$(16.9)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities	53.7	50.1
Distributions to deferred compensation programs' participants	(0.9)	(0.8)
Change in operating assets and liabilities	(54.4)	(46.0)
Net cash provided by (used in) operating activities	25.3	(13.6)
Cash flows from investing activities:
Acquisitions, net of cash acquired	(248.5)	—
Expenditures for property and equipment	(12.0)	(16.0)
Proceeds from sale of property and equipment	0.2	2.3
Purchase of investments	(0.8)	(0.9)
Sale of investments	0.7	0.6
Net cash used in investing activities	(260.4)	(14.0)
Cash flows from financing activities:
Payment of dividends	(8.9)	(8.9)
Proceeds from borrowings on credit facilities and bank loans	454.8	140.6
Repayments of borrowings on credit facilities and bank loans	(222.5)	(111.9)
Payment of debt issuance costs	(10.4)	—
Sale of Company stock by deferred compensation programs, net	0.1	0.2
Withholding tax paid upon vesting of share-based compensation awards	(0.7)	(0.5)
Net cash provided by financing activities	212.4	19.5
Effect of exchange rates on cash	1.2	0.2
Decrease in cash, cash equivalents and restricted cash	(21.5)	(7.9)
Cash, cash equivalents and restricted cash, beginning of period	90.8	63.2
Cash, cash equivalents and restricted cash, end of period	$69.3	$55.3

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We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets.

Beginning with the announcement of results for the third quarter of 2025, we will exclude amortization of acquired intangibles from the presentation of Adjusted income from operations, Adjusted net income attributable to controlling interest and Adjusted EPS. We have adopted this change to remove the effect of non-cash charges that are not affected by operations in any particular period unless an intangible asset becomes impaired, or the useful life of an intangible asset is revised. Prior periods have been updated to reflect this change.

We exclude the costs and related tax effects, which are based on the statutory tax rate applicable to each respective item unless otherwise noted below, of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives include our multi-year phased implementation of a standardized enterprise resource planning system. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities, to the extent that they are experienced, may include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These costs are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Goodwill impairment - Goodwill impairment charges, to the extent that they are experienced, are recorded in "Goodwill impairment" in the Consolidated Statements of Operations.

•Asset impairment - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Gain on sale of property and equipment, net - Gains or losses recognized on the disposal of property and equipment that are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. We may sell or dispose of assets in the normal course of our business operations as they are no longer needed or used.

•Amortization of acquired intangible assets - Non-cash charges related to the amortization of acquired intangible assets. These costs are typically included in "Selling, general and administrative expenses" in the Consolidated Statements of Operations.

•Transaction costs - Costs associated with the pursuit of acquisition opportunities, including our recent TerraSource acquisition, or the effected acquisition and integration of acquired businesses. These costs are typically included in "Cost of sales" and "Selling, general and administrative expenses" in the Consolidated Statements of Operations.

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Astec Industries Inc.
GAAP vs Non-GAAP Adjusted Income from Operations Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$350.1	$291.4	$1,009.8	$946.1

Income (loss) from operations	$1.1	$(7.2)	$43.0	$(11.6)
Adjustments:
Transformation program	5.2	8.7	15.6	26.4
Restructuring and other related charges	(0.2)	8.4	(0.2)	9.4
Goodwill impairment	—	—	—	20.2
Gain on sale of property and equipment, net	—	—	(0.1)	(1.1)
Amortization of acquired intangible assets	6.2	1.1	7.5	3.3
Transaction costs	8.3	—	10.5	—
Adjusted income from operations	$20.6	$11.0	$76.3	$46.6
Adjusted operating margin	5.9%	3.8%	7.6%	4.9%

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Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income attributable to controlling interest	$(4.2)	$(6.2)	$26.8	$(16.8)
Adjustments:
Transformation program	5.2	8.7	15.6	26.4
Restructuring and other related charges	(0.2)	8.4	(0.2)	9.4
Goodwill impairment	—	—	—	20.2
Gain on sale of property and equipment, net	—	—	(0.1)	(1.1)
Amortization of acquired intangible assets	6.2	1.1	7.5	3.3
Transaction costs	8.3	—	10.5	—
Income tax impact of adjustments	(4.5)	(3.9)	(7.7)	(9.4)
Adjusted net income attributable to controlling interest	$10.8	$8.1	$52.4	$32.0

Diluted EPS	$(0.18)	$(0.27)	$1.16	$(0.74)
Adjustments:
Transformation program (a)	0.23	0.38	0.67	1.16
Restructuring and other related charges	(0.01)	0.37	(0.01)	0.41
Goodwill impairment	—	—	—	0.89
Gain on sale of property and equipment, net	—	—	—	(0.05)
Amortization of acquired intangible assets (a)	0.27	0.05	0.32	0.14
Transaction costs	0.36	—	0.46	—
Income tax impact of adjustments	(0.20)	(0.17)	(0.33)	(0.41)
Adjusted EPS	$0.47	$0.36	$2.27	$1.40

(a) Calculation includes the impact of a rounding adjustment

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Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$350.1	$291.4	$1,009.8	$946.1

Net (loss) income attributable to controlling interest	$(4.2)	$(6.2)	$26.8	$(16.8)
Interest expense, net	6.6	2.1	8.5	6.9
Depreciation and amortization	12.3	7.0	24.7	20.1
Income tax (benefit) provision	(0.9)	(2.3)	10.3	(0.6)
EBITDA	13.8	0.6	70.3	9.6
EBITDA margin	3.9%	0.2%	7.0%	1.0%

Adjustments:
Transformation program	5.2	8.4	15.5	25.8
Restructuring and other related charges	(0.2)	8.4	(0.2)	9.4
Goodwill impairment	—	—	—	20.2
Gain on sale of property and equipment, net	—	—	(0.1)	(1.1)
Transaction costs	8.3	—	10.5	—
Adjusted EBITDA	$27.1	$17.4	$96.0	$63.9
Adjusted EBITDA margin	7.7%	6.0%	9.5%	6.8%

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Astec Industries Inc.
Free Cash Flow Reconciliation
(In millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash (used in) provided by operating activities	$(8.1)	$22.5	$25.3	$(13.6)
Expenditures for property and equipment	(4.2)	(2.6)	(12.0)	(16.0)
Free cash flow	$(12.3)	$19.9	$13.3	$(29.6)
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